Exhibit 99.10

Item 3 Common Stock Issuances pursuant to Dividend Reinvestment Plan

The Prudential Insurance Company of America, PGIM Strategic Investments, Inc. and Pruco Life Insurance Company participate in the dividend reinvestment plan (the "DRIP") of the Issuer, through which holders of Common Stock may choose to have cash dividends or cash distributions automatically reinvested in Common Stock and, consequently, was issued additional Common Stock in lieu of receiving cash payments as follows:

Recipient	Class of Shares	Date of DRIP Reinvestment	Amount of Reinvestment	Price per Share	Number of Shares
Pruco Life Insurance Company	Class I Common Stock	6/24/2025	$666,377.12	$28.44	23,430.982
Pruco Life Insurance Company	Class I Common Stock	7/23/2025	$669,027.16	$29.06	23,022.270
Pruco Life Insurance Company	Class I Common Stock	8/25/2025	$671,630.98	$29.30	22,922.559
Pruco Life Insurance Company	Class I Common Stock	9/24/2025	$674,223.52	$29.14	23,137.389
Pruco Life Insurance Company	Class I Common Stock	10/23/2025	$676,840.36	$29.59	22,873.956
Pruco Life Insurance Company	Class I Common Stock	11/25/2025	$679,427.41	$30.27	22,445.570
Pruco Life Insurance Company	Class I Common Stock	12/24/2025	$681,966.00	$30.37	22,455.252
Pruco Life Insurance Company	Class I Common Stock	1/23/2026	$684,505.69	$30.18	22,680.772
Pruco Life Insurance Company	Class I Common Stock	2/24/2026	$687,070.88	$30.27	22,698.080
Pruco Life Insurance Company	Class I Common Stock	3/24/2026	$689,638.04	$30.27	22,782.889
Pruco Life Insurance Company	Class I Common Stock	4/23/2026	$692,214.78	$30.28	22,860.462
The Prudential Insurance Company of America	Class I Common Stock	6/24/2025	$358,352.95	$28.44	12,600.315
The Prudential Insurance Company of America	Class I Common Stock	7/23/2025	$359,778.05	$29.06	12,380.525
The Prudential Insurance Company of America	Class I Common Stock	8/25/2025	$361,178.29	$29.30	12,326.904
The Prudential Insurance Company of America	Class I Common Stock	9/24/2025	$362,572.46	$29.14	12,442.432
The Prudential Insurance Company of America	Class I Common Stock	10/23/2025	$363,979.70	$29.59	12,300.767
The Prudential Insurance Company of America	Class I Common Stock	11/25/2025	$365,370.91	$30.27	12,070.397
The Prudential Insurance Company of America	Class I Common Stock	12/24/2025	$366,736.08	$30.37	12,075.604
The Prudential Insurance Company of America	Class I Common Stock	1/23/2026	$368,101.83	$30.18	12,196.880
The Prudential Insurance Company of America	Class I Common Stock	2/24/2026	$369,481.29	$30.27	12,206.187
The Prudential Insurance Company of America	Class I Common Stock	3/24/2026	$370,861.81	$30.27	12,251.794
The Prudential Insurance Company of America	Class I Common Stock	4/23/2026	$372,247.49	$30.28	12,293.510
PGIM Strategic Investments, Inc.	Class D Common Stock	6/24/2025	$115.47	$28.41	4.064

PGIM Strategic Investments, Inc.	Class D Common Stock	7/23/2025	$115.91	$29.04	3.991
PGIM Strategic Investments, Inc.	Class D Common Stock	8/25/2025	$116.34	$29.28	3.973
PGIM Strategic Investments, Inc.	Class D Common Stock	9/24/2025	$116.76	$29.12	4.010
PGIM Strategic Investments, Inc.	Class D Common Stock	10/23/2025	$117.19	$29.56	3.964
PGIM Strategic Investments, Inc.	Class D Common Stock	11/25/2025	$117.62	$30.25	3.888
PGIM Strategic Investments, Inc.	Class D Common Stock	12/24/2025	$118.04	$30.35	3.889
PGIM Strategic Investments, Inc.	Class D Common Stock	1/23/2026	$118.45	$30.16	3.927
PGIM Strategic Investments, Inc.	Class D Common Stock	2/24/2026	$118.88	$30.25	3.930
PGIM Strategic Investments, Inc.	Class D Common Stock	3/24/2026	$119.30	$30.24	3.945
PGIM Strategic Investments, Inc.	Class D Common Stock	4/23/2026	$119.72	$30.25	3.958
PGIM Strategic Investments, Inc.	Class S Common Stock	6/24/2025	$99.52	$28.33	3.513
PGIM Strategic Investments, Inc.	Class S Common Stock	7/23/2025	$99.85	$28.95	3.449
PGIM Strategic Investments, Inc.	Class S Common Stock	8/25/2025	$100.18	$29.19	3.432
PGIM Strategic Investments, Inc.	Class S Common Stock	9/24/2025	$100.50	$29.03	3.462
PGIM Strategic Investments, Inc.	Class S Common Stock	10/23/2025	$100.82	$29.47	3.421
PGIM Strategic Investments, Inc.	Class S Common Stock	11/25/2025	$101.14	$30.15	3.355
PGIM Strategic Investments, Inc.	Class S Common Stock	12/24/2025	$101.46	$30.25	3.354
PGIM Strategic Investments, Inc.	Class S Common Stock	1/23/2026	$101.77	$30.06	3.386
PGIM Strategic Investments, Inc.	Class S Common Stock	2/24/2026	$102.09	$30.14	3.387
PGIM Strategic Investments, Inc.	Class S Common Stock	3/24/2026	$102.40	$30.14	3.397
PGIM Strategic Investments, Inc.	Class S Common Stock	4/23/2026	$102.72	$30.14	3.408
PGIM Strategic Investments, Inc.	Class T Common Stock	6/24/2025	$99.52	$28.33	3.513
PGIM Strategic Investments, Inc.	Class T Common Stock	7/23/2025	$99.85	$28.95	3.449
PGIM Strategic Investments, Inc.	Class T Common Stock	8/25/2025	$100.18	$29.19	3.432
PGIM Strategic Investments, Inc.	Class T Common Stock	9/24/2025	$100.50	$29.03	3.462
PGIM Strategic Investments, Inc.	Class T Common Stock	10/23/2025	$100.82	$29.47	3.421
PGIM Strategic Investments, Inc.	Class T Common Stock	11/25/2025	$101.14	$30.15	3.355
PGIM Strategic Investments, Inc.	Class T Common Stock	12/24/2025	$101.46	$30.25	3.354
PGIM Strategic Investments, Inc.	Class T Common Stock	1/23/2026	$101.77	$30.06	3.386
PGIM Strategic Investments, Inc.	Class T Common Stock	2/24/2026	$102.09	$30.14	3.387
PGIM Strategic Investments, Inc.	Class T Common Stock	3/24/2026	$102.40	$30.14	3.397
PGIM Strategic Investments, Inc.	Class T Common Stock	4/23/2026	$102.72	$30.14	3.408